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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Maryland Property Capital Trust, Inc. for the registration of 159,737 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 1998, with respect to the financial statements and schedules of Property Capital Trust included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Boston, Massachusetts
November 19, 1998